UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 27, 2009

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On Monday, July 27, 2009, Donald E. Kiernan, one of our directors and the Chairman of the Audit Committee, notified the Board that he will not stand for re-election at the Company’s 2009 Annual General Meeting. Mr. Kiernan’s decision not to stand for re-election was not the result of any disagreement with the Company. Mr. Kiernan will continue to serve as the Chairman of the Audit Committee through the completion of the Company’s fiscal year end financials, at which time Albert A. Pimentel, currently a member of the Audit Committee, will assume the role of Chairman of the Audit Committee. Mr. Kiernan will continue to serve as a member of the Audit Committee until the expiration of his term.

(e) Compensatory Arrangements of Certain Officers.

On July 29, 2009, the Compensation Committee of the Board of Directors (“the Compensation Committee”) authorized the performance metrics and funding targets to be used for calculating annual bonus awards to each of the Company’s executive officers for fiscal year 2010 under the Company’s Executive Officer Performance Bonus Plan (EPB). The maximum funding level under the EPB for fiscal year 2010 is approximately 200% of the target funding level. The funding of the EPB is determined based on the Company’s performance with respect to the following goals for fiscal year 2010: adjusted earnings before interest, taxes and bonus and an adjusted earnings per share goal. The adjusted earnings per share goal must be met in order for there to be any funding of the EPB. The funded amount is allocated among eligible participants in the EPB based upon their base salary and their target bonus expressed as a percentage of base salary. These fiscal year 2010 target bonus levels, expressed as a percentage of base salary (based upon their salary levels prior to the salary reductions disclosed on Form 8-K on January 14, 2009), for the company’s senior executive officers (Stephen J. Luczo, Patrick O’Malley, Robert W. Whitmore, William D. Mosley and D. Kurt Richarz), who will be included as the Named Executive Officers in the Company’s fiscal year 2009 proxy statement, are shown in the table below.

NAME AND POSITION	Target Bonus (% of FY 2010 Base Salary)
Stephen J. Luczo, Chairman, President and Chief Executive Officer	150
Patrick O’Malley, Executive Vice President and Chief Financial Officer	100
Robert W. Whitmore, Executive Vice President and Chief Technology Officer	100
William D. Mosley, Executive Vice President, Sales, Marketing and Product Line Management	100
D. Kurt Richarz, Executive Vice President, Sales	100

Each individual would receive his or her target bonus, subject to discretion of the Compensation Committee to reduce such amounts, in the event that the EPB is funded at the target funding level. Additionally, the Compensation Committee has the discretion to award bonuses outside of the EPB based on outstanding individual performance. Any bonus awarded to a senior executive officer for fiscal year 2010 shall be subject to the Seagate Technology Compensation Recovery for Fraud or Misconduct Policy, which provides standards for recovering compensation from an executive officer where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such executive officer.

(e) Compensatory Arrangements of Certain Officers.

On July 29, 2009, the Compensation Committee, in consultation with Frederic W. Cook & Co., Inc., its independent compensation consultant, and the independent members of the Board, approved the Second Amended and Restated Seagate Technology Executive Severance and Change in Control (CIC) Plan (the “Severance Plan”). The Severance Plan was originally adopted by the Board on August 21, 2008, and the Board delegated administration of the Severance Plan to the Compensation Committee. The Severance Plan was first amended and restated on April 29,

2009 to implement certain administrative changes that did not affect the level of severance benefits available under the plan. In light of market pressures during the second half of fiscal year 2009, the Compensation Committee reviewed the level of benefits available under the Severance Plan in order to improve the alignment of costs and benefits with the Company’s financial performance.

Under the Severance Plan, if a named executive officer’s employment is terminated by the Company without “cause” (as defined in the Severance Plan) or the named executive officer resigns with “good reason” (as defined in the Severance Plan), the named executive officer will be eligible to receive the following benefits:

•

A certain number of months of base pay based on the officer’s level within the Company: the Company’s chief executive officer would be eligible to receive 24 months of base pay and the other named executive officers would be eligible to receive 20 months of base pay. Certain other senior executive officers would be eligible to receive 16 months of base pay. The number of months of pay used for calculating a named executive officer’s severance benefits is referred to as the “Severance Period.”

•

A pro-rata portion of the named executive officer’s potential performance bonus for the year of termination based on quarterly bonus accruals (not to exceed 100% of the target bonus) and the portion of the fiscal year worked.

•

If the involuntary termination event occurs during the first quarter of the year of termination, the prior year’s bonus, not subject to pro-ration, based on quarterly bonus accruals (not to exceed 100% of the target bonus).

•	Two years of outplacement services, paid by the Company.

The severance benefits will generally be paid in cash, 50% within 20 business days following the “payment confirmation date” (as defined in the Severance Plan) and the remainder either (i) 12 months following the payment confirmation date for named executive officers, or (ii) 6 months following the payment confirmation date for certain other senior executive officers. Severance payments payable upon a termination by the Company without cause or resignation by the executive for good reason will generally be subject to the named executive officer’s compliance with certain non-competition, non-solicitation and confidentiality covenants during the Severance Period.

In addition, the Severance Plan provides that in the event a named executive officer is terminated by the Company without cause or by the named executive officer for good reason during a “change in control period” (as defined in the Severance Plan), in lieu of the benefits described above, the named executive officer will be eligible to receive the following benefits, all of which are generally payable in cash in a lump sum within 20 business days following the payment confirmation date:

•

36 months of pay (in the case of the Company’s chief executive officer), 24 months of pay (in the case of the other named executive officers), and 18 months of pay (in the case of the other senior executive officers), and “pay” is defined as the officer’s monthly base pay and most recently approved target bonus level (expressed as a percentage of base pay).

•

Continued participation, under COBRA, in the Company’s health, vision and dental plans (but not life insurance and disability coverage plans) to the extent the named executive officer already participate in such plans. The Company will pay to an affected named executive officer a lump sum cash payment equal to 2.0 times the before-tax annual cost of the applicable COBRA premiums for the named executive officer and his eligible dependents, if any.

•

Full vesting of all non-vested equity based awards (whether or not granted prior to or following the adoption of the Severance Plan), notwithstanding the applicable provisions of the named executive officer’s award agreements or the Company’s 2004 Stock Compensation Plan.

•	Two years of outplacement services, paid by the Company.

All other rights and obligations imposed under the Severance Plan upon such a termination of employment outside of the context of a change in control (as described above) are also generally applicable in the event of a change in control termination.

The foregoing summary is qualified in its entirety by reference to the Second Amended and Restated Seagate Technology Executive Severance and Change in Control (CIC) Plan filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.1	Seagate Technology Executive Officer Performance Bonus Plan As Amended and Restated Effective as of June 28, 2008	10-Q	001-31560	10.6	10/30/08

10.2	Second Amended and Restated Seagate Technology Executive Severance and Change in Control (CIC) Plan					X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ KENNETH M. MASSARONI
Name:	Kenneth M. Massaroni
Title:	Senior Vice President and General Counsel

Date: July 31, 2009

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